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                        INTER*ACT SYSTEMS, INCORPORATED

             EMPLOYMENT, NONCOMPETITION AND NONDISCLOSURE AGREEMENT

      This Employment, Noncompetition and Nondisclosure Agreement (the "Agreement") is entered as of March 31, 1997 between INTER*ACT SYSTEMS,
INCORPORATED ("InterAct"), as employer, and                 ("Employee"), and
sets forth the full understanding of both parties as to certain terms and conditions of InterAct's employment of Employee. EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS SIGNIFICANT RESTRICTIONS ON HIS OR HER FREEDOM DURING EMPLOYMENT BY INTERACT, AND AFTER LEAVING THE EMPLOY OF INTERACT, TO DIVULGE INFORMATION LEARNED WHILE AT INTERACT.

                                   BACKGROUND
                                   ----------

      InterAct continues to develop the InterAct Promotion Network (including certain documentation), which delivers targeted, immediately useable, electronic discounts to consumers via interactive "touch-screen" terminals located inside the entrance of retail supermarkets. InterAct's business is highly competitive and includes extensive use of trade secrets and other competitively sensitive information. InterAct's research and development and other projects may also include work with trade secrets and other proprietary or competitively sensitive information of its manufacturers, retailers and customers. InterAct therefore requires that each of its employees enter a nondisclosure Agreement in order to safeguard its legitimate business and other interests.

      In consideration of the employment of the Employee by InterAct, and other good and valuable consideration (including the covenants and Agreements contained herein), the receipt and sufficiency of which are hereby acknowledged, InterAct and Employee hereby agree to the following terms and conditions.

                              TERMS AND CONDITIONS

      1. Terms of employment. InterAct hereby employs Employee, and Employee hereby accepts employment with InterAct on an "at-will" basis. Employee acknowledges that InterAct neither guarantees nor promises Employee continued employment for any particular length of time. Nothing contained herein is intended to provide Employee with any expectation of or right to continued employment for a particular period of time. The terms of Sections 2, 3, 4 and 5 shall survive the termination of employment under this Agreement regardless of who causes termination and under what circumstances.

      2. InterAct's ownership and authorship of all work and materials. Employee and InterAct intend that InterAct shall be the owner of all work, and all tangible and intangible materials and products, in any way produced, developed or created by Employee as set forth below.



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            A. All "work for hire", as the term is defined in the copyright laws of the United States, prepared by Employee in the course of his or her employment with InterAct are expressly intended to be wholly owned, and all copyrights to be held, by InterAct. To the extent that any such copyrightable works may not, by operation of law, be works for hire, Employee hereby assigns to InterAct ownership of all copyright rights in those works. InterAct shall have the right to obtain and hold in its own name copyrights, registrations and similar protection which may be available for those works. Employee agrees to give InterAct or its designees all assistance reasonably required to perfect those rights.

            B. All discoveries, developments, ideas, improvements, innovations, inventions, processes, programs, systems, techniques or other things, whether or not patentable, that are made, conceived or reduced to practice by Employee, while employed by InterAct and for six (6) months thereafter, solely or with others, whether or not during working hours or on InterAct's premises, and that
(a) relate to InterAct's business or actual or demonstrably anticipated research or development or a reasonable or contemplated expansion thereof, or (b) result from any work performed by Employee for InterAct, or (c) are developed on InterAct's time or using InterAct's equipment, supplies, facilities or trade secret information or (d) are based up on or related to "trade secrets and other confidential information of InterAct" (as defined in paragraph 3 below) which Employee has had or may have access to through his or her employment with InterAct, shall be the property of, and shall promptly be disclosed by Employee to, InterAct. Further, Employee agrees that, at any time during or after his or her employment with InterAct, he or she will, without further compensation but at InterAct's sole expense, sign all papers and cooperate in all other acts reasonably required to protect InterAct's rights in all such property, including without limitation applying for, obtaining and enforcing patents thereon in any and all countries. In the event that Employee is unable or unavailable or shall refuse to sign any lawful or necessary document required in order for InterAct to apply for and obtain a patent or patents with respect to any work performed by Employee (including applications or renewals, extensions, divisions, or continuations), Employee hereby irrevocably designates and appoints InterAct and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's behalf, and in his or her place and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents with respect to such new developments with the same legal force and effect as if executed by Employee.

            C. Employee hereby irrevocably relinquishes for the benefit of InterAct and it assigns any moral rights in any work recognized by applicable law.

      3. Trade secrets and other confidential information of InterAct. At all times during his or her employment with InterAct and thereafter, Employee specifically agrees that he or she will not, without InterAct's prior written permission, in any way disclose, reveal or transfer any trade secrets or proprietary or confidential information of InterAct or its manufacturers, retailers and/or any party with whom InterAct contracts to any third party (that is, to any person or entity outside InterAct). Employee further specifically agrees that he or she will not in any way use any such trade secrets or confidential


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information for any purpose except in the course of Employee's work for InterAct
(including for any party with whom InterAct contracts).

      For purposes of this Agreement "trade secrets and other confidential information of InterAct includes information, whether or not recorded in any medium, and whether or not copyrighted, disclosed to or known by Employee (including information conceived, developed, discovered or originated in whole or in part by Employee) by virtue of his or her employment under this Agreement, not generally known in the Business (as defined in Section 5) (or in other businesses or industries in which InterAct may become engaged), that gives InterAct a competitive advantage over others who do not know or have access to such information. It includes, without limitation, concepts, data, designs, diagrams, discoveries, documentation, graphics, ideas, inventions, know-how, negative know-how, models, photographs, procedures, processes, research and development, specifications, strategies and techniques; manufacturer, retailer or customer names, lists and other information (including financial information) related to existing and potential manufacturers, retailers and customers; flow charts, source and object code; marketing plans, techniques and materials; price lists and pricing policies; and financial information of InterAct or those working for InterAct, or of InterAct's manufacturers and retailers.

      "Trade secrets and other confidential information of InterAct" does not include information: already in the public domain through no breach of this Agreement; in Employee's possession prior to receipt from InterAct, as proven by written records; rightfully obtained by Employee from a third party in rightful possession of such information; or, subject to the time limitations contained in paragraph 2.B., after termination of Employee's employment under this Agreement, subsequently developed independently by Employee (without any reliance upon trade secrets or other confidential information of InterAct), as proven by written records.

      Despite the foregoing restrictions, Employee may use and disclose any information to the extent required by an order of any court or other governmental authority, but only after InterAct or its manufacturers, retailers or contractors, as the case may be, have been so notified and have had the opportunity, if possible, to obtain reasonable protection for this information in connection with its disclosure.

      4. Prohibition Against Unfair Business Practices. Professional research and development activity may be susceptible to unfair or questionable business practices. For example, trade secrets and other confidential information can be misappropriated and valuable documents can be copied and taken for improper purposes. Industrial espionage is a serious concern for InterAct which depends on sensitive technology for commercial success.

      Employees engaged in research and development can be targets of, or participants in, unfair business practices because of the special attractiveness of the advanced technology, computer programs, product development strategies, and business opportunities they come to know by virtue of their employment. Employee understands


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that it would be unfair for a former employee of InterAct to recruit personnel directly from the ranks of InterAct's own employees by using connections and inside information previously acquired from InterAct. InterAct puts great emphasis on selecting, training, and promoting talented individuals for positions of significant responsibility. Employee understands that the time, effort, and capital invested by InterAct in its work force should not be diverted by someone operating on an inside track. In addition, Employee understands that it would be unfair for individuals still employed by InterAct to form and pursue a competitive business while receiving wages and other benefits from Interact.

      During employee's employment with Interact, Employee is required to refrain from engaging in any action that might be harmful to InterAct and its business. Employee's responsibility to promote and support InterActs business by its very nature requires Employee to prevent InterAct from suffering injury or hardship. The obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee agrees to resolve all doubts by consulting InterAct on how best to proceed. By way of example, during Employee's employment with Interact, Employee may not solicit or recruit any other InterAct employee to form or join another business. Except as otherwise provided in Section 5 below, Interact cannot prohibit Employee from terminating Employee's employment and pursuing other kinds of work, but if Employee should decide to form or join another business Employee is required to advise InterAct promptly, so that projects in progress and under consideration are not needlessly disrupted and so that even the possibility that trade secrets or other confidential information may be compromised can be avoided.

      During employee's employment with Interact, if Employee learns or even suspects that any unfair or questionable business practice may be occurring, Employee is required to advise InterAct promptly. The obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee agrees to resolve all doubts by reporting to InterAct the information that has come to Employee's attention. By way of example, Employee should report the incident immediately if anyone who is an employee or contractor of InterAct contacts Employee or any other InterAct employee with an offer to form or join a new business.

      5. Covenant Not to Compete. (a) Employee promises and agrees that, during the period of his/her employment by InterAct, and for a period of one (1) year following the termination of his/her employment with InterAct for any reason, he/she will not (except on behalf or InterAct), directly or indirectly, (i) be employed by, (ii) represent or render consulting or advisory services to, or
(iii) participate or be connected in the management or control of any business that is engaged in the business of displaying and/or dispensing through inter-active terminals (often known as "kiosks") electronic discounts, coupons, recipes or other promotions (the "Business").

      (b) It is the desire and intent of the parties that the provisions of this Covenant Not to Compete shall be enforced to the fullest extent permitted under law. Accordingly, if any particular portion of this Covenant Not to Compete shall be adjudicated to be invalid or


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unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect. In addition, if any period of time or any geographic area set forth in this Covenant Not to Compete is adjudicated to be unreasonably long or unreasonably broad, then this Agreement shall be enforceable for such period of time or with respect to such geographic area as the court in question shall find to be reasonable.

      6. Noninterference with personal relations. During Employee's employment with InterAct and for a period of one (1) year following the termination of Employee's employment with InterAct for any reason, Employee will not solicit, entice or persuade any other employees of InterAct to leave the services of InterAct.

      7. Surrender of property upon termination. All property of InterAct, including without limitation all "trade secrets and other confidential Information of InterAct" (as defined in Section 3), computer tapes, computer programs, data, diskettes, graphics of all description, information, materials, notes, records, reference materials, and other documents or media shall belong exclusively to Interact, and Employee agrees to turn over all such property in his or her control to InterAct upon request or upon termination, for whatever reason, of his or her employment with InterAct.

      8. Employment by InterAct as sole occupation. Subject only to specific exceptions (if any) in this Agreement, Employee agrees to devote his or her full business time, attention, skill and effort, exclusively to the performance of the duties that InterAct may assign. Employee may not engage in any business activities or render any services of a business, commercial or professional nature, whether or not for compensation, for the benefit of anyone other than InterAct, unless InterAct has given its advance written consent. Employee understands that it is the policy of InterAct never to allow its personnel to work for any competitive enterprise during their employment, including after hours, on weekends or during vacation time, even if only organizational assistance or limited consultation is involved.

      9. Employees acknowledgement of equitable remedies in event of breach. Employee specifically acknowledges the unique nature an the value of the trade secrets and other confidential information of InterAct to which he or she will have access by virtue of his or her employment with InterAct, and further acknowledges that InterAct has informed Employee that, because of that unique nature and value, InterAct may, in the event of the Employee's breach of this Agreement, in addition to any other remedies and damages available, seek injunctive and other equitable relief against Employee.

      10. Employee warranty of no conflict. Employee warrants that his or her work for InterAct does and will not in any way conflict with any remaining obligations he or she may have with any prior employer or contractor. Employee shall not during the course of his or her employment with InterAct use for the benefit of Interact any trade secrets or other confidential information relating to and obtained from any prior employer. Employee


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also agrees to perform all work for InterAct in a manner that avoids even the appearance of infringement rights of any third party.

      11. Related parties. This Agreement shall inure to the benefit of, and be binding upon, InterAct and its subsidiaries and its affiliates, together with their successors and assigns, and Employee, together with Employee's heirs, executors, administrators, personal representatives, successors and assigns.

      12. Severability. In the event that any of the provisions of this Agreement are held invalid or otherwise unenforceable in any respect, it is the parties' express intent that such invalidity or unenforceability to the maximum practicable extent shall not affect any other provision, and that this Agreement shall be construed and enforced as an integrated whole without the invalid or unenforceable provision. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and InterAct. Any claim that Employee may have against InterAct shall not constitute a defense of InterAct's enforcement of this Agreement.

      13. Assignment, delegation and subcontracting. This Agreement is for unique personal services and may not be assigned, delegated or subcontracted by Employee. InterAct reserves the right to assign or otherwise dispose of its rights under this Agreement in its sole discretion.

      14. Amendment and waiver. This Agreement may not be amended except in a writing signed by both parties. No waiver of any provision or breach of this Agreement shall be deemed a waiver of any other provision or any later breach, and no waiver shall in any event be valid unless contained in a writing signed by the waiving party.

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      15. Interpretation; Governing Law. This Agreement contains the entire understanding of the parties with respect to this subject matter and supersedes all prior agreements between them with respect thereto except for that certain Offer Letter dated March 14, 1997 and signed by Employee on 3/15/97 and Employee's letter to Company dated March 15, 1997 and signed by Stephen R. Leeolou on 3/16/97. The headings in this Agreement are for convenience only and shall not under any circumstances be used in any way to construe the Agreement. Wherever possible, the word "or" shall be given both its conjunctive and disjunctive meanings. This Agreement shall be governed by the laws of the State of Connecticut.

      IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first written above.



INTER*ACT SYSTEMS,                                   EMPLOYEE
  INCORPORATED


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Signature                               Signature



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Typed Name                              Typed Name


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Title


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